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As filed with the Securities and Exchange Commission on
October 21, 1996
                                    Registration No. 333-
                                                         --------
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            ________


                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933



                       Coffee People, Inc.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


          Oregon                               93-1073218
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(State or other jurisdiction of              (IRS Employer
incorporation or organization)                Identification No.)

     3259 N.W. 29th Avenue
     Portland, Oregon                                    97210
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(Address of principal executive offices)               (Zip Code)


          1993, 1994, 1995 and 1996 Stock Option Plans
     ------------------------------------------------------
                    (Full title of the plan)


                         Kenneth B. Ross
                     Chief Financial Officer
                      Coffee People, Inc.
                      3259 N.W. 29th Avenue
                       Portland, OR  97210
                         (503) 223-7714
     -------------------------------------------------------
    (Name, address and telephone number of agent for service)

                           Copies to:

                       Ronald L. Greenman
             Tonkon, Torp, Galen, Marmaduke & Booth
                       1600 Pioneer Tower
                      888 S.W. Fifth Avenue
                     Portland, Oregon  97204
                         (503) 221-1440



                 CALCULATION OF REGISTRATION FEE

                           Proposed      Proposed
 Title of                   Maximum       Maximum
Securities    Amount       Offering      Aggregate   Amount of
  to be       to be          Price       Offering   Registration
Registered  Registered(1) Per Share(2)   Price(2)      Fee(2)
----------  ------------- ------------   ---------  ------------

Common        646,575       $8.81       $5,695,238     $1,726
Stock, no     shares
par value


(1) This filing registers 84,075 shares of the Company's Common Stock reserved for issuance under the Company's 1993 Stock Option Plan, 150,000 shares of the Company's Common Stock reserved for issuance under the Company's 1994 Stock Option Plan, 300,000 shares of the Company's Common Stock reserved for issuance under the 1995 Stock Option Plan and 112,500 shares of the Company's Common Stock reserved for issuance under the Company's 1996 Stock Option Plan. There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plans in the event of a change in the outstanding shares of Common Stock, including a recapitalization.

(2) Based upon (a) the actual price for 334,838 shares of the Company's Common Stock subject to previously granted options at a weighted average price of $8.24 per share and (b) the estimated proposed maximum offering price for the remaining 311,737 shares reserved for issuance under the Stock Option Plans, estimated solely for purposes of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on October 16, 1996, as reported by the Nasdaq National Market ($8.56), as adjusted to reflect the requirement under the Stock Option Plans that the shares be purchased at a purchase price of 110 percent of the fair market value.

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

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Coffee People, Inc., an Oregon corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

     (a) The Company's Prospectus dated September 25, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") (Registration No. 333-5376-LA).

     (b) The description of the Company's Common Stock, no par value (the "Common Stock"), set forth in the Company's registration statement on Form SB-2, as declared effective on September 25, 1996 (Registration No. 333-5376-LA).

     All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Oregon Business Corporation Act (the "Act") authorizes the indemnification of an officer or director made party to a proceeding because the officer or director is or was an officer or director against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the officer or director was in good faith, (b) the officer or director reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests and (c) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful; provided, however, neither a director nor an officer may be indemnified in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was adjudged liable or (ii) any other proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Company's Restated Articles of Incorporation (the "Articles") allow and the Company's Bylaws require the Company to indemnify officers and directors to the fullest extent permissible by law.

     The Act further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its stockholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for any unlawful distribution as defined under the Act or (d) for any transaction from which the director derived an improper personal benefit. The Company's Articles and Bylaws provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its stockholders for monetary damages.

     In addition to the indemnification and exculpation provided by the Company's Articles and Bylaws, the Company intends to enter into an indemnification agreement with each of its officers and directors providing indemnification to the fullest extent permitted by law.

     The effect of these provisions is to indemnify the directors and officers of the Company against all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits listed in the Index to Exhibits, which appears on page II-7 herein, are filed as part of this registration statement.

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933, as amended (the
          "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on October 18, 1996.

                              COFFEE PEOPLE, INC.



                              By: /s/ Kenneth B. Ross
                                 --------------------------------
                                 Kenneth B. Ross
                                 Chief Financial Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Kenneth
B. Ross his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:        Date:



/s/ James L. Roberts                 October 18, 1996
------------------------------
James L. Roberts
Chairman of the Board of
  Directors and Chief
  Executive Officer

/s/ Taylor H. Devine                 October 18, 1996
------------------------------
Taylor H. Devine
President, Chief Operating
  Officer and  Director


Principal Financial Officer:



/s/ Kenneth B. Ross                  October 18, 1996
------------------------------
Kenneth B. Ross
Chief Financial Officer and
  Secretary


Directors:



/s/ Gary G. Talboy                   October 18, 1996
------------------------------
Gary G. Talboy


                                     October __, 1996
------------------------------
Doug L. Ayer


                                     October __, 1996
------------------------------
Jeffrey M. Ferguson

                        INDEX TO EXHIBITS


Exhibit
Number                   Exhibit                            Page
-------                  -------                            ----

4.1       Restated Articles of Incorporation(1)

4.2       Bylaws, as amended(1)

5.1       Opinion of Tonkon, Torp, Galen, Marmaduke &
          Booth

23.1      Consent of Arthur Anderson LLP, Independent
          Public Accountants

23.2      Consent of Tonkon, Torp, Galen, Marmaduke &
          Booth (included in Exhibit 5.1)

24        Power of Attorney (See Page II-5)

99.1      1993 Stock Option Plan(1)

99.2      1994 Stock Option Plan(1)

99.3      1995 Stock Option Plan(1)

99.4      1996 Stock Option Plan(1)


(1)  Incorporated by reference to the Company's Registration
Statement on Form SB-2, as declared effective on September 25, 1996 (Registration No. 333-5376-LA).